UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report:    February 23, 2024
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       603-330-5800

None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
☐    Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.02. Election of Director.

On February 23, 2024, the Board of Directors (the "Board") of Albany International Corp. (“Albany”) voted to elect Bonnie C. Lind as a member of the Board. The Board also appointed Ms. Lind to the Board’s Audit Committee. In addition, the Board voted Director John R Scannell Chairman of the Board to succeed Erland (Erkie) Kailbourne, who will remain a member of the Board of Directors. A copy of Albany’s news release announcing Ms. Lind’s election is filed as Exhibit 99.1 to this report.

Upon her election, Ms. Lind entered into an indemnification agreement with Albany, the form of which has been previously filed as Exhibit 10(t) to a Current Report on Form 8-K filed on April 12, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith:
99.1    News Release dated February 23, 2024.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Robert D. Starr

Name:	Robert D. Starr
Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: February 23, 2024

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release, dated February 23, 2024, issued by Albany International Corp.
104	Inline XBRL cover page.